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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                December 2, 2005
                        (Date of earliest event reported)

                                  EPIXTAR CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)


            011-15489                                    65-0722193
            ---------                                    ----------
     (Commission File Number)                (IRS Employer Identification No.)


       11900 Biscayne Boulevard Suite 700
                 Miami, Florida                                  33181
                 --------------                                  -----
    (Address of Principal Executive Offices)                  (Zip Code)

                                 (305) 503-8600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01  Entry into a Material Definitive Agreement.

See disclosure under Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 See disclosure under Item 1.01 above.

ITEM 8  Other Events

As previously reported, on October 6, 2005, the Company and certain of its subsidiaries each filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Southern District of Florida, Miami Division (the "Court").

On December 2, 2005, the Court entered an interim order (the "Interim Order") authorizing the Debtors to obtain debtor in possession ("DIP") financing from Laurus Master Fund ("Laurus" ) and further authorizing the Debtors' use of cash collateral. At the same time, the Company and its subsidiaries entered into a stipulation (the "Stipulation") with Laurus and certain other creditors (collectively the "Laurus Parties"). A final hearing on the debtor-in-possession financing, use of cash collateral and to consider approval of the Stipulation has been scheduled for December 21, 2005 at 3:00PM.

Pursuant to the Interim Order, Laurus advanced interim financing in the amount of $750,000, Laurus consented to the Debtors' use of cash collateral, and the Debtors and Laurus Parties exchanged general releases; however, any claims or causes of action against Laurus Parties are preserved, in part, for the benefit of the Official Committee of Unsecured Creditors. The Stipulation provides, in part, for a reduction of the Laurus Parties' claims from approximately $17,000,000 to $5,000,000.00, that Laurus, will advance up to an additional $1,750,000.00 in accordance with a 90 day budget already approved by Laurus, Laurus will become beneficial owner of the ISP assets and that the Debtors will file a plan or plans of reorganization on or before January 15, 2006 - the foregoing are all subject to the entry of final orders approving the DIP financing and the Stipulation. Additionally, the Stipulation provides that, following entry of a final order approving the DIP financing and Stipulation, as well as upon the effective date of the plan or plans of reorganization filed on behalf of the Debtors, Laurus will receive a 9.9% equity interest in each of the Company and its subsidiary, VOXX Corporation, and Laurus and one other of the Laurus Parties will receive three (3) year notes in the aggregate amount of $5,000,000.00 (which will receive monthly payments of interest, calculated using the prime rate of interest), with certain conversion rights.

Statements contained in this Report regarding the contents of the and the Interim Order and Stipulation are not complete, and in each instance reference is made to the copy of document filed as an exhibit and each such statement being deemed to be qualified in its entirety by such reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

   b  Exhibits------        -----------
----------------

   99.2 Interim Order Authorizing Call Center Debtors to Obtain Secured Debtor -in- Possession Financing From And Use Cash Collateral of Laurus Master Fund (without exhibits).

   99.3 Stipulation and Order Settling Controversy Pursuant to Bankruptcy Rule 9019.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  EPIXTAR CORP.
                                  (Registrant)


Date: December 7, 2005               By  /s/ IRVING GREENMAN
                                         -------------------
                                         Irving Greenman
                                         President and Chief Financial Officer